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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this post-effective amendment No. 1 on Form S-8 to the registration statement on Form S-4 of our report dated September 20, 1995, except for the third paragraph of Note 9 which is as of October 9, 1997, appearing on Page 26 of Chesapeake Energy Corporation's Annual Report on Form 10-K/A for the year ended June 30, 1997, on our audit of the consolidated financial statements of Chesapeake Energy Corporation for the year ended June 30, 1995.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Houston, Texas
March 24, 1998